EXHIBIT 10.14

                               LEASE GUARANTEE


    THIS LEASE GUARANTEE is made and entered into this 30th day of December 1992 between PIER l IMPORTS, INC., a Delaware corporation (the "Guarantor"), and PIER l IMPORTS (U.S.), INC., a Delaware corporation (Pier 1 Imports, Inc. and Pier l Imports (U.S.), Inc. are hereinafter collectively referred to as the "Guarantors") and PIER GROUP, INC., a Delaware corporation ("Lessor").

    WHEREAS, Lessor has entered into and will continue to enter into lease agreements (collectively, the "Lease Agreements," whether now or hereafter in effect), from time to time with Wolfe Nursery, Inc., a Delaware corporation and an affiliate of Guarantor, (hereinafter referred to as the "Lessee"); and

    WHEREAS, the Lease Agreements have been and will be entered into by Lessor and Lessee with respect to land and improvements which have been and are to be financed or refinance pursuant to the terms of a certain Restated
Revolving Credit Agreement dated December 30, 1992 (the "Credit Agreement") among Lessor, the Banks (as defined herein) and First Interstate Bank of Texas, N.A., as agent; and

    WHEREAS, in consideration of Lessor entering into Lease Agreements from time to time with Lessee, Guarantor has agreed to guarantee the full payment and performance when due of all rent, indebtedness, and obligations now or hereafter existing or owing to Lestor by any Lessee pursuant to the Lease Agreements.

    NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, Lessor and Lessee hereby agree as follows

    1. Guarantee for value received, and in consideration of Lessor entering into Lease Agreements from time to time (whether now or hereafter in effect) with Lessee, Guarantors do hereby jointly, severally and unconditionally guarantee the full payment and performance when due, whether at the stated due date, by acceleration or otherwise, of any and all rent, indebtedness, obligations and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to Lessor by any Lessee pursuant to the Lease Agreements (all such indebtedness and obligations being hereinafter
collectively called the "Obligations").   Guarantors hereby agree that upon
any default by the Lessee in the payment or performance of any of the Obligations when and as due, the Guarantors will forthwith pay and/or perform the same immediately upon demand and without notice.

    2. Guarantee, Continuing, Absolute, Unlimited. This Guarantee is a continuing, absolute and unlimited Guarantee of payment as primary obligor and not as surety. This Guarantee shall apply to all Obligations pursuant to the Lease Agreements, without limitation as to either amount or period of time. The Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Lessor shall not be required to proceed first against the Lessee or any other person, firm or corporation or against any property securing any of the Obligations before resorting to the Guarantors or either of them for payment. This Guarantee shall be construed as a guarantee of payment and performance without regard to the validity, regularity, or enforceability of any of the Obligations or the rejection of the Lease Agreements in bankruptcy, and notwithstanding any claim, defense (other than payment by the Guarantor) or right of set-off which the Lessee or either of the Guarantors may have against Lessor, including any such claim, defense or right of set-off based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend or otherwise affect any obligations of the Lessee, or any other obligor, or to vary any terms of payments, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Guarantors agree that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment to Lessor of the Obligations or any part thereof is rescinded or must otherwise be returned by Lessor upon the insolvency, bankruptcy or reorganization of the Lessee, or otherwise, as though such payment to Lessor had not been made.

    3. Definitions. Unless otherwise indicated, capitalized terms used herein and not defined below shall have the respective meanings given to them in the Lease Agreements. In addition to the definitions provided in the Lease Agreements, the following words and terms shall have the meanings indicated below:

    "Affiliate" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns five percent (5%) or more of any class of voting securities of the other. For this purpose, "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate of another solely by reason of such Person's being a participant in a joint operating group or joint undivided ownership group.

    "Agent" shall mean First Interstate Bank of Texas, N.A., a national banking association, or any successor agent under the Credit Agreement.

    "Banks" shall mean First Interstate Bank of Texas, N.A. and the other banks named in Section 2.01 of the Credit Agreement, as such Credit Agreement may be amended, modified or supplemented from time to time. "Bank" shall mean any of such Banks.

    "Capitalized Lease Obligations" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Guarantor or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

    "Cash Equivalents" shall mean any investments permitted under (i), (ii),
(iii), or (iv) of the definition of Restricted Investments and cash.

    "Cash Flow Available for Fixed Charges" shall mean the sum of Consolidated Net Income plus depreciation and amortization plus interest expense plus taxes plus operating lease expense, as determined in accordance with GAAP, less Maintenance Capital Expenditures for the Guarantor on a Consolidated basis.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Consolidated" shall mean the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

    "Consolidated Current Assets" shall mean the current assets of the Guarantor and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

    "Consolidated Current Liabilities" shall mean the current liabilities of the Guarantor and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

    "Consolidated Funded Debt" shall mean Funded Debt of the Guarantor and its Subsidiaries.

    "Consolidated Net Income" shall mean (i) for purposes of calculating Cash Flow Available for Fixed Charges, Consolidated gross revenues of the Guarantor less all operating and non-operating expenses of the Guarantor, including all write-downs of assets and other charges of a proper character (including, without limitation, current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains or losses arising from the acquisition of outstanding debt securities of the Guarantor or any Subsidiary, any gains resulting from the write-up of assets, any equity of the Guarantor or any Subsidiary in the undistributed earnings of any Perscn which is not a Subsidiary, or any portion of the net income of any Subsidiary which for any reason is unavailable for payment of dividends to the Guarantor or to another Subsidiary, or any earnings of any Person acquired by the Guarantor or any Subsidiary through purchase, merger, consolidation or otherwise for any year prior to the year of acquisition, merger or consolidation, or any deferred credits representing the excess of any equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary, all determined in accordance with GAAP, and
(ii) for all other purposes, net income of the Guarantor and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

    "Consolidated Net Tangible Assets" shall mean all of the assets of the Guarantor and its Subsidiaries less Intangible Assets, Consolidated Current Liabilities, long term liabilities (other than Funded Debt and Capitalized Lease Obligations) and all deferrals of the Guarantor and its Subsidiaries.

    "Consolidated Tangible Assets" shall mean all of the assets of Guarantor and its Subsidiaries less Intangible Assets.

    "Consolidated Tangible Net Worth" shall mean the sum of consolidated capital, surplus, and retained earnings of the Guarantor less Intangible Assets of the Guarantor, determined in accordance with GAAP.

    "Credit Agreement" shall mean that certain Restated Revolving Credit Agreement of even date herewith between Pier Group, Inc., Agent and the Banks.

    "Debt" shall mean with respect to any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as Capitalized Lease Obligations in respect of which such Person is liable as lessee, and (iii) any other indebtedness required to be recorded on the Consolidated financial statements of such Person in accordance with GAAP. Any changes in GAAP requiring operating leases to be included as indebtedness in the Consolidated financial statements of the Guarantor will be effective, for purposes of determining Debt hereunder, only for leases entered into or renewed after the date of the required implementation of such changes in GAAP.

    "Default" means the occurrence of any event which, with the lapse of time, notice or otherwise, would constitute an event specified under Section 14(a) of this Guarantee or (ii) constitute a default or an event of default under any instrument securing or evidencing any Debt of the Guarantor or any of its Subsidiaries.

    "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present and future state or local laws, and similar laws of jurisdictions other than the United States, to which Guarantor or any of its Subsidiaries or any of its or their properties are subject.

    "ERISA" shall have the meaning given in Section 6(h) hereof.

    "FDIC" shall mean the Federal Deposit Insurance Corporation (or any successor).

    "Fixed Charges" means the sum of payments under operating leases and interest during the preceding 12-month period, as determined in accordance with GAAP, for the Guarantor and its Subsidiaries on a Consolidated basis.

    "Funded Debt" shall mean, for Guarantor on a Consolidated basis, Debt (including Guaranteed Debt and current maturities of "Funded Debt," as defined herein) which (i) matures more than one (1) year from the date of its determination or matures within one year from such date but is renewable or extendable, at the option of the debtor, to a date more than one year from such date, or (ii) arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date; provided, however, that merchandise letters of credit and bankers acceptances and similar credit instruments shall not be deemed to be "Funded Debt" unless they have a stated maturity of more than one (1) year, notwithstanding that the debtor may have the option to renew or extend such maturity.

    "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Account Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to circumstances as of the date of determination.

    "Guarantee" shall mean this Lease Guarantee and all amendments, modification, substitutions, and ratifications hereto.

    "Guaranteed Debt" shall mean, with respect to any Person, without duplication, all Debt of another Person referred to in clause (i), (ii) or
(iii) of the definition of "Debt" guaranteed directly or indirectly in any manner by such Person or in effect guaranteed directly or indirectly in any manner by such Person.

    "Guarantor" shall mean Pier 1 Imports, Inc., a Delaware corporation.

    "Guarantors" shall mean Pier 1 Imports, Inc. and Pier 1 Imports (U.S.), Inc., a Delaware corporation.

    "Intangible Assets" shall mean goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP, but in no event shall Intangible Assets include (i) current prepaid expenses of the Guarantor or its Subsidiaries or (ii) receivables of any kind of the Guarantor or its Subsidiaries.

    "Interest Expense" of a Person means interest payable on Indebtedness for each fiscal quarter.

    "Investment" shall mean any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person which are not current assets or do not arise from sales to that other Person in the ordinary course of business.

    "Investment Securities" shall mean (i) U.S. government obligations, (ii) obligations, debentures, notes or other evidences of indebtedness issued or guaranteed by any agency or instrumentality of the United States of America acting pursuant to authority granted by the Congress of the United States of America, (iii) Federal funds, unsecured certificates of deposit, time deposits and banker's acceptances (in each case, having maturities not in excess of one year) of any bank the short-term unsecured debt obligations of which are rated by Standard & Poors Corporation in the highest category for short-term obligations, and (iv) certificates of deposit and time deposits which are fully insured as to principal and interest by the Federal Deposit Insurance Corporation.

    "Law" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

    "Lease Agreements" shall have the meaning given in Section 1 hereof.

    "Lessee" shall have the meaning given in Section 1 hereof.

    "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

    "Maintenance Capital Expenditures" shall mean, for any fiscal quarter, an amount equal to the greater of (i) the product of four thousand five hundred ($4,500.00) times the average number of retail stores of the Guarantor on a Consolidated basis open during the four immediately preceding fiscal quarters or (ii) actual capital expenditures incurred by the Guarantor on a Consolidated basis during such fiscal quarter for the maintenance and improvement of its retail stores (other than capital expenditures incurred in connection with new store openings).

    "Material Adverse Effect" shall mean any act, circumstance, or event that
(i) causes or reasonably could be expected to cause a Default under this Guarantee or an Event of Default under the Credit Agreement, or (ii) is or might be material and adverse to the financial condition or business operations of the Guarantor and its Subsidiaries on a consolidated basis.

    "Obligations" shall have the meaning given in Section 1 hereof.

    "Officer's Certificate" shall mean a certificate signed in the name of Guarantor by its Chief Executive Officer, President, one of its Executive Vice Presidents, its Chief Financial Officer, or its Comptroller.

    "Operating Cash Flow" of a Person means the Consolidated Net Income from continuing operations of such Person, determined in accordance with GAAP, for the four fiscal quarters immediately preceding the date of determination, prior to the payment or provision for payment of state and federal taxes, plus (i) depreciation, (ii) amortization, and (iii) interest payable on Indebtedness for the four fiscal quarters immediately preceding the date of determination.

    "Operating Lease Expense" shall mean all rental expenses of the Guarantor relating to real estate, but specifically excluding any rental expense of the Guarantor relating to equipment.

    "PBGC" shall have the meaning given in Section 6(i) hereof.

    "Person" shall mean an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization or government or any department, agency or political subdivision thereof.

    "Plan" shall have the meaning given in Section 6(i) hereof.

    "Restricted Investments" shall mean any investments in or loans and advances to, other Persons except (i) obligations of the United States government due within one (1) year, (ii) certificates of deposit (including Eurodollar deposits) and bankers' acceptances (from commercial banks having capital resources in excess of $100 million) due within one (1) year and payable in U.S. dollars, (iii) commercial paper rated P-l by Moody's or A-l by Standard & Poor's, (iv) debt of any state or political subdivision that is rated A or better by Moody's or Standard & Poor's and that matures within one
(1) year, (v) obligations or securities of a Subsidiary or a corporation which immediately after such purchase or acquisition will be a Subsidiary,
(vi) stock or securities received in settlement of debts owing to the Guarantor or any Subsidiary not exceeding $5,000,000.00, including receivables arising from the sale of goods and services in the ordinary course of business of the Guarantor and its Subsidiaries, (vii) travel or like advances to officers and/or employees in the ordinary course of business and loans to officers and/or employees made on or before May 24, 1991 for the purchase of capital stock of the Guarantor (including the capitalization of up to one-half of the accrued interest on such loans to officers and/or employees), with all such travel or like advances and loans not exceeding $10,000,000.00 in the aggregate, (viii) any stock or securities of Sunbelt (but no permission is hereby granted for the acquisition by the Guarantor of any additional stock or securities shares of Sunbelt), (ix) any loans made or deemed to be made by the Guarantor to Sunbelt as a result of the Guarantor's payment of any portion of the Guaranteed Debt of Sunbelt guaranteed by the Sunbelt Debt Guarantee and (x) any loan participation program(s) for a period not to exceed seven (7) days with credit risk to companies with long-term debt rating by Standard Poor's of Moody's if not less than single A.

    "Restricted Payment" shall have the meaning given ln Section 8(c) hereof.

    "Secured Debt" shall mean all indebtedness for borrowed money, including indebtedness evidenced by a bond, debenture, note or similar document, which is secured by a lien on any assets of the Guarantor or any Subsidiary or any shares of stock or Debt of any Subsidiary.

    "Senior Funded Debt" shall mean the Notes and Funded Debt which by its terms is not subordinated in right of payment to the Notes. For the purposes of this definition of Senior Funded Debt, the term "Notes" shall have the meaning ascribed to that term in the Teachers Agreement.

    "Short Term Debt" means, for the Guarantor on a Consolidated basis, Debt (including Guaranteed Debt) which matures within one (1) year from the date of determination thereof. Short Term Debt shall not include current maturities of Funded Debt.

    "Significant Subsidiary" shall mean, at any time, any Subsidiary of the Guarantor which either (i) contributed during the most recent fiscal year of the Guarantor more than five percent (5%) of the Consolidated gross revenues of the Guarantor for such period, (ii) contributed during the most recent fiscal year of the Guarantor more than five percent (5%) of the Consolidated Net Income of the Guarantor for such period or (iii) owns more than five percent (5%) of the fair market value of the Consolidated Tangible Assets of the Guarantor. Notwithstanding the foregoing, if at any time all Subsidiaries of the Guarantor not meeting the above definition of "Significant Subsidiary" and taken in the aggregate shall either (i) contribute during the most recent fiscal year of the Guarantor more than twenty-five percent (25%) of the Consolidated gross revenues of the Guarantor for such period, (ii) contribute during the most recent fiscal year of the Guarantor more than twenty-five (25%) of the Consolidated Net Income of the Guarantor for such period or (iii) own more than twenty-five percent (25%) of the fair market value of the Consolidated Tangible Assets of the Guarantor, then so long as such situation continues all Subsidiaries of the Guarantor shall be deemed to be "Significant Subsidiaries."

    "Subsequent Holder" shall mean the Agent, for the benefit of Agent and Banks, or any of the Agent's Subsidiaries or other Affiliates which is a direct or indirect transferee of the rights, interests and/or benefits of the Lessor under this Guarantee.

    "Subsidiary" shall mean, as to any particular parent corporation, any corporation more than fifty percent (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which themselves have more than fifty percent (by number of votes) of their Voting Stock owned by such parent corporation. As used herein, the term "Subsidiary" shall mean a "subsidiary" of Guarantor.

    "Sunbelt" shall mean Sunbelt Nursery Group, Inc., a Delaware corporation.

    "Taxes" shall mean all taxes, assessments, fees and other charges at any time imposed by any Laws or Tribunal.

    "Teachers Agreement" shall mean that certain Note Purchase Agreement dated as of May 24, 1991 executed by and between the Guarantor and Teachers Insurance Annuity Association of America, as amended from time to time, pursuant to which the Guarantor has issued the Notes referred to in the definition of Senior Funded Debt contained herein.

    "Total Costs" shall mean the sum of the amounts paid by Lessor and not reimbursed by Lessee, as of the applicable date as set forth in and defined as "the Total Cost" in the Lease Agreements.

    "Tribunal" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other court, governmental body, subdivision, agency, department, commission, hoard or bureau or instrumentality.

    "Voting Stock" shall mean, with respect to any Subsidiary, any shares of any class of stock of such Subsidiary having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such Subsidiary irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

    "Wolfe" shall mean Wolfe Nursery, Inc., a Delaware corporation.

    4. Guarantee Not Affected by Change in Security or Other Actions. Lessor may, from time to time, without the consent of or notice to either of the Guarantors, take any or all of the following actions without impairing or affecting the Guarantors' obligations under this Guarantee or releasing or exonerating either of the Guarantors from any liability hereunder:

    (a) retain or obtain a security interest ln any property to secure any of the Obligations or any obligation hereunder:

    (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the undersigned Guarantor, with respect to any of the Obligations;

    (c) extend the time or change the manner, place or terms of payment of, or renew or amend the Lease Agreements, any note or other instrument executed in connection with or evidencing the Obligations or any part thereof, or amend in any manner any agreement relating thereto;

    (d) release or compromise, in whole or in part, or accept full or partial payment for, any of the Obligations hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Obligations or any security therefor;

    (e) subordinate the payment of all or any part of the Obligations to the payment of any liability of the Lessee to creditors of the Lessee other than Lessor or the Guarantor;

    (f) enforce Lessor's security interest, if any, in all or any properties securing any of the Obligations or any obligations hereunder in order to obtain full or partial payment of the Obligations then outstanding;

    (g) release or fail to perfect, protect, or enforce Lessor's security interest, if any, in all or any properties securing any of the Obligations or any obligation hereunder, or permit any substitution or exchange for any such property; and

    (h) take or fail to take any other action of whatever kind or character with respect to the Obligations, the Lease Agreements or any other document or instrument, it being the intention of each of the Guarantors that it shall remain liable as primary obligor for the Obligations notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of any guarantor.

    5.  Waivers.  The Guarantors hereby expressly waive:

    (a) notice of acceptance of this Guarantee;

    (b) notice of the existence or incurrence of any or all of the Obligations;

    (c) presentment, demand, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest, and all other notices whatsoever;

    (d) any requirement that proceedings first be instituted by Lessor against the Lessee;

    (e) all diligence in collection or protection of or realization upon the Obligations or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

    (f) any rights or defenses based on the Lessor's election of remedies, including any defense to the Lessor's action to recover any deficiency after a non-judicial sale;

    (g) the occurrence of every other condition precedent to which either of the undersigned Guarantors might otherwise be entitled; and

    (h) any right to require Lessor to marshal assets.

    6. Representations, Warranties and Agreements of the Guarantor. The Guarantor represents and warrants to Lessor and any Subsequent Holder that:

    (a) The Guarantors (i) have been duly incorporated and are validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) have full corporate power and authority to own and operate their respective properties and to conduct its business as presently conducted, and full corporate power, authority and legal right to execute, deliver and perform its obligations under this Guarantee and any consent executed in connection herewith, (iii) are duly qualified to do business as a foreign corporation in good standing in each jurisdiction, including, without limitation, the State of Texas, in which its ownership or leasing of properties or the conduct of its business requires such qualification and where non-qualification, singly or in the aggregate, would materially adversely affect the financial condition or creditworthiness of either of the Guarantors, or would impair the ability of either of the Guarantors to perform its obligations under this Guarantee, and (iv) all of the issued and outstanding voting stock of Pier 1 Imports (U.S.), Inc. is owned by CMEI, Inc., a Georgia corporation, all the issued and outstanding stock of which is owned by Guarantor.

    (b) This Guarantee has been duly authorized, executed and delivered by each of the Guarantors and is a legal, valid and binding obligation of each of the Guarantors, enforceable according to its terms.

    (c) The execution, delivery and performance by the Guarantors of this Guarantee will not result in any violation of any term of the certificate of incorporation or the bylaws of either of the Guarantors, do not require stockholder approval or the approval or consent of any trustee or holders of Debt of either of the Guarantors except such as have been obtained prior to the date hereof, and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of the Guarantor under, any indenture, mortgage or other agreement or instrument to which either of the Guarantors is a party or by which it or any of its property is bound where breach or default, singly or in the aggregate, could have a Material Adverse Effect or violate any existing applicable Law, or any judgment, order or decree of any Tribunal having jurisdiction over the Guarantor or any of its activities or properties.

    (d) There are no consents, licenses, orders, authorizations or approvals of, or notices to or registrations with any Tribunal or other Person which are required in connection with the valid execution, delivery and performance of, this Guarantee that have not been obtained or made, and any such consents, licenses, orders, authorizations, approvals, notices and registrations that have been obtained or made are in full force and effect.

    (e) Except as disclosed in writing to Lessor by the Guarantors concurrently herewith, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other Tribunal now pending or, to the best knowledge of the Guarantors after due inquiry, threatened against or affecting either of the Guarantors or any property or rights of either of the Guarantor as to which there is a significant possibility of an adverse determination, and which if adversely determined, may have a Material Adverse Effect or which, if adversely determined could materially impair the ability of either of the Guarantors to perform its obligations under this Guarantee, and there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other Tribunal now pending or, to the best knowledge of the Guarantor after due inquiry, threatened which questions or would question the validity of this Guarantee.

    (f) The consolidated balance sheets of the Guarantor and its Subsidiaries as of February 28, 1992 and the related consolidated statements of income and retained earnings of the Guarantor and its Subsidiaries for the fiscal year then ended, reported on by its independent public accountants, and the consolidated balance sheets of the Guarantor and its Subsidiaries for the three-month period ending August 29, 1992 and related consolidated statements of income and retained earnings of the Guarantor and its Subsidiaries for the period then ended fairly present the consolidated financial condition and the results of operations of the Guarantor and its Subsidiaries for the periods ending on such date all in accordance with GAAP, and since the dates thereof there has been no material adverse change in such condition or operations.

    (g) Neither of the Guarantors is in default under or with respect to any agreement or other instrument to which it is party or by which it or its assets may be bound which could have a Material Adverse Effect. Neither of the Guarantors is subject to or in default under any order, award or decree of any court, arbitrator, or other governmental authority binding upon or affecting it or by which any of its assets may be bound or affected which could have a Material Adverse Effect.

    (h) The Guarantors have filed or caused to be filed all tax returns which to the knowledge of each of the Guarantors are required to be filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it, except for (i) returns which have been appropriately extended and (ii) Taxes, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor, as the case may be.

    (i) The Guarantors and each of their Subsidiaries are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and the rules and regulations thereunder insofar as ERISA, the Code and such rules and regulations relate to any employee benefit plan as defined in Section 3(3) of ERISA. No employee benefit plan (as defined in Section 3(2) of ERISA) maintained by the Guarantor or any of its Subsidiaries for its employees and covered by ERISA
(a "Plan") had an "accumulated funding deficiency," within the meaning of said term under Section 302 of ERISA, as of the last day of the most recent fiscal year of such Plan, and neither the Guarantor nor any Subsidiary has incurred with respect to any Plan any liability to the Pension Benefit Guaranty Corporation ("PBGC") which is material to the consolidated financial condition of the Guarantor or any Subsidiary. For the purpose of this paragraph, the term "Subsidiary" shall include a Controlled Group of Corporations as that term is defined in Section 1563 of the Code or Section
4.001 of ERISA.

    (j) The financial statements of the Guarantor and its Subsidiaries furnished to the Lessor on or before the date hereof have been prepared in accordance with GAAP and fairly present the financial condition of the Guarantor as of the date thereof. Since the date of such financial statements there has been no material adverse change in the financial condition or business of the Guarantor which-would impair the ability of the Guarantor to perform its obligations hereunder.

    7. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or the Lessee shall have any commitment or obligation under the Lease Agreements, the Guarantor will, unless Lessor shall otherwise consent in writing:

    (a) Financial Statements. Deliver to the Lessor or any Subsequent Holder, as appropriate, in duplicate:

        (i) Quarterly Statements: as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a Consolidated statement of operations, a Consolidated statement of changes in financial position of the Guarantor, and a Consolidated balance sheet of the Guarantor as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared by an authorized financial officer of the Guarantor.

        (ii) Annual Statements: as soon as practicable and in any event within 100 days after the end of each fiscal year, a Consolidated statement of operations, and a Consolidated statement of changes in financial position of the Guarantor for such year, and a Consolidated balance sheet of the Guarantor as at the end of such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding year, all in reasonable detail and satisfactory in scope to Lessor or any Subsequent Holder, together with an opinion by independent public accountants of recognized standing selected by the Guarantor, whose opinion shall (a) state that such financial statements have been prepared in accordance with GAAP and fairly present the Consolidated financial position of the Guarantor as of the date thereof and the Consolidated results of their operations for the period thereof, (b) state that their audit examination has included a review of the terms of this Guarantee as it relates to accounting matters, and (c) state whether, in the course of their audit examination, they obtained knowledge (and state whether they have knowledge of the existence as of the date of such written statement) of any condition or event which constitutes a Default, and if so, specifying the nature and period of existence thereof (notwithstanding the foregoing, the opinion of the Guarantor's independent public accountants need not contain the statements otherwise required by clauses (b) and (c) of this subparagraph (ii) so long as the Guarantor is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended);

        (iii) SEC and Other Reports: promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Guarantor shall send to its public security holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange
Commission);

        (iv) Audit Reports: promptly upon receipt thereof, a copy of each other report submitted to the Guarantor or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Guarantor or any Subsidiary (other than any "management letters" delivered to the Guarantor by such accountants, which management letters shall only be delivered to Lessor or any Subsequent Holder upon such Person's prior request);

        (v) Other Notices: promptly upon the occurrence thereof, notice of any of the following: (a) the occurrence of any condition or event which constitutes a Default or an Event of Default, specifying the nature and period of existence thereof, (b) that any Person has given any notice to the Guarantor or any Subsidiary or taken any action with respect to a claimed Default, or (c) that any Person has given any notice to the Guarantor or any Subsidiary or taken any other action with respect to a claimed default or event of default with respect to any other indebtedness which in the aggregate exceeds the sum of three million dollars ($3,000,000) and, with respect to any of such events specified in subdivisions (a), (b) or (c) above of this clause (v), what action the Guarantor or such Subsidiary has taken, is taking or proposes to take;

        (vi) ERISA Events: promptly upon any officer of the Guarantor obtaining knowledge of the occurrence thereof, notice of the occurrence of any (a) "reportable event," as such term is defined in section 4043 of ERISA, or (b) "prohibited transaction," as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder, specifying the nature thereof, what action the Guarantor or its Subsidiary has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto; provided that with respect to the occurrence of any "reportable event" as to which the Pension Benefit Guaranty Corporation has waived the 30-day reporting requirement, such written notice need be given only at such time as notice is given to the Pension Benefit Guaranty Corporation; and with reasonable promptness, such other financial data or other data or information related to the business or operations of the Guarantor or its Subsidiaries as the Lessor or any Subsequent Holder may reasonably request. The Lessor agrees that Lessor or any Subsequent Holder will not intentionally disclose any information given to Lessor by the Guarantor or any of its Subsidiaries which is either proprietary or confidential and which is prominently marked as such; provided, however, that this restriction shall not apply to information which has at the time in question entered the public domain, nor will this restriction prohibit Lessor or any Subsequent Holder from disclosing such information (a) as is required to be disclosed by Law or by any order, rule or regulation (whether valid or invalid) of any Tribunal, (b) to Lessor's or any Subsequent Holder's auditors, examiners, attorneys, or agents, or (c) to purchasers or prospective purchasers or assignees of interests in the Obligations.

    Together with each delivery of financial statements required by clause (i) above, the Guarantor will deliver to Lessor or any Subsequent Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Guarantor and its Subsidiaries with the provisions of Sections 8(a), 8(b), 8(c), 8(d)(i)(g), 8(d)(ii), 8(d)(iii), 8(d)(iv) 8(d)(v),
8(d)(vi), and 8(d)(vii) and stating that there exists no Default with respect to such covenants or otherwise under this Guarantee or, if any Default exists with respect to such covenants or under this Guarantee, specifying the nature and period of existence thereof and what action the Guarantor promises to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Guarantor will deliver to the Lessor or any Subsequent Holder an Officer's Certificate of the Treasurer or Chief Financial Officer of Guarantor demonstrating (with computations in reasonable detail) compliance by the Guarantor and its Subsidiaries with the provisions of Sections 8(a), 8(b), 8(c), 8(d)(i)(g), 8(d)(ii), 8(d)(iii), 8(d)(iv) 8(d)(v), 8(d)(vi), and 8(d)(vii) and stating that there exists no Default with respect thereto or otherwise under this Guarantee or, if any Default exists with respect thereto or under this Guarantee, specifying the nature and period of existence thereof and what action the Guarantor proposes to take with respect thereto. By delivery of such Officer's Certificate, the officer executing such certificate represents and warrants that the statements made therein are based upon the level of investigation normally and customarily taken by Treasurers or Chief Financial Officers of similarly situated corporations of established reputation in performing their regular duties. In the event that a change(s) in GAAP related to the accounting for leases requires the Guarantor to use accounting principles for purposes of determinations or computations under this Guarantee different than the Guarantor uses in its quarterly and annual financial statements, the Guarantor will, together with the delivery of financial statements required by clause (ii) above with respect to the fiscal year in which such change(s) in GAAP become applicable, deliver to the Lessor and any Subsequent Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Default, or, if they have obtained knowledge of any Default, specifying the nature and period of existence thereof.

    (b) Payment of Obligations; Maintain Books and Reserves. Duly and punctually pay the Obligations and duly and punctually perform all of its covenants, agreements, debts, duties and obligations in accordance with the terms of this Guarantee. Guarantor will, and will cause each of its Subsidiaries to, keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

    (c) Inspection of Property. Permit any Person designated by Lessor or any Subsequent Holder, at the Lessor's or such Subsequent Holder's expense and with reasonable notice to the Guarantor, to visit and inspect any of the properties of the Guarantor and its Subsidiaries, to examine the corporate books and financial records of the Guarantor and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with officers and employees of the Guarantor and its independent public accountants, all at such reasonable times and as often as Lessor or any Subsequent Holder may reasonably request. Lessor agrees that Lessor will keep confidential any proprietary or confidential information given to Lessor by the Guarantor or its Subsidiaries upon the same terms and conditions as agreed to with respect to information Lessor has obtained pursuant to Section 7(a)(vii) hereof.

    (d) Compliance with Laws, Etc. Comply and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders applicable to its business, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and provided that Guarantor or its Subsidiary, as the case may be, retains good and marketable title to and the right to use and enjoyment of its properties or other assets which may be affected by any such contest. Guarantor will timely pay and will cause its Subsidiaries to timely pay, all payments due for labor, services and materials rendered or furnished in -he ordinary course of business which are secured by inchoate statutory Liens, except to the extent contested in good faith by appropriate proceedings, and provided that the Guarantor or its Subsidiary, as the case may be, retains good and marketable title to and the right to the use and enjoyment of its properties or other assets which may be affected by any such contest. Guarantor will promptly notify the Lessor or any Subsequent Holder if the Guarantor receives any notice, claim or demand from any governmental agency which alleges that the Guarantor is in violation of any Laws or has failed to comply with any order issued pursuant to any federal, state or local statute regulating its operation and business, the result of which may have a Material Adverse Effect.

    (e) Maintenance of Existence and Qualifications. Maintain and preserve and cause each of its Subsidiaries to maintain and preserve its corporate existence and its rights and franchises in full force and effect and obtain and maintain and cause its Subsidiaries to obtain and maintain all permits and licenses necessary to the proper conduct of its business, including without limitation qualifying to do business as a foreign corporation in all states or jurisdictions where required by applicable Law. Notwithstanding the foregoing, this Section 7(e) shall not prohibit any transaction expressly permitted by Section 8(d)(vi) and Section 8(d)(vii) of this Guarantee.

    (f) Maintenance of Properties; Insurance. Maintain, preserve, protect, and keep and cause each of its Subsidiaries to maintain, preserve, protect and keep, all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewal's and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times. Guarantor will, and will cause each of its Subsidiaries, to carry and maintain in full force and effect at all times with financially sound and reputable insurers (or, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) insurance in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and the Guarantor and its Subsidiaries shall maintain self-insurance only to the extent that a prudent corporation of established reputation engaged in the same or similar businesses and similarly situated would rely upon self-insurance.

    (g) Primary Business. Continue to conduct, and cause each of its Subsidiaries to continue to conduct, substantially all of their respective operations in the same primary businesses as those in which they currently operate (i.e., developing, owning and operating, in the United States and Canada and in territories of the United States and Canada, (i) specialty retail stores offering primarily imported decorative home furnishings, accessories and other specialty items for the home and casual clothing and fashion accessories and (ii) retail stores offering primarily nursery and garden products).

    (h) Transactions With Affiliates. Conduct and cause each Subsidiary to conduct all of their respective transactions with any Affiliate on an arm's length basis and pursuant to the reasonable requirements of Guarantor's and/or such Subsidiary's business.

    (i) Compliance with Material Agreements. Guarantor will comply with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business where the failure to so comply would have a Material Advertise Effect.

    (j) Operations and Properties. Guarantors will act prudently and in accordance with customary industry standards in managing or operating their respective assets, properties, business and investments; Guarantors will keep in good working order and condition, ordinary wear and tear excepted, all of their respective assets and properties which are necessary to the conduct of its business.

    (k) Books and Records; Access. Upon prior written notice, Guarantors will give any representative of Lessor access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Guarantors and relating to its affairs, and to inspect any of the properties of the Guarantors. Guarantors will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

    (1) Additional Guaranty Agreement. If either of the Guarantors merges or consolidates with any entity which is owned or controlled by a corporation organized or incorporated in a jurisdiction outside of the United States of America (an "Offshore Company") or becomes a Subsidiary of an Offshore Company as a result of a reorganization or acquisition, Guarantors shall cause such Offshore Company to execute and deliver to Lessor and any Subsequent Holder, at the expense of the Guarantors, a lease guarantee in the form of this Lease Guarantee and an opinion of counsel in form satisfactory to Lessor or any Subsequent Holder at the time of such merger, consolidation, reorganization or acquisition.

    (m) Additional Information. Guarantors shall promptly furnish to Lessor and any Subsequent Holder, at Lessor's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Guarantor or any Subsidiary as Lessor or any Subsequent Holder may from time to time reasonably request.

    (n) Further Assurances. Upon request of the Lessor, promptly cure upon request of Lessor any defects in the creation, issuance, execution and delivery of this Guarantee or in the Lease Agreements. Guarantors, at their expense, will further promptly execute and deliver to Lessor upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Guarantors hereunder, or to further evidence and more fully describe the obligations of the Guarantors for the Obligations as primary obligor or to correct any omissions herein, or to more fully state the obligations set out herein.

    8. Negative Covenants.The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or the Lessee shall have any commitment or obligation under the Lease Agreements, neither the Guarantor nor any of its Subsidiaries will, unless Lessor or any Subsequent Holder otherwise consents in writing:

    (a) Current Ratio. Permit the ratio of its Consolidated Current Assets to its Consolidated Current Liabilities at any time thereafter to be less than 2.0:1.

    (b) Consolidated Tangible Net Worth. Permit its Consolidated Tangible Net Worth at any time to be less than an amount equal to the sum of (i) one hundred sixty million dollars ($160,000,000) plus (ii) 50% of the aggregate Consolidated Net Income of the Guarantor for the period commencing on February 29, 1992 (without deduction for any net loss in any fiscal year ending after February 29, 1992) and terminating at the end of the last fiscal quarter preceding the date of any determination of Consolidated Tangible Net Worth.

    (c) Limitation on Dividends, Acquisition of Stock and Restricted Investments. Declare any dividend on any class of its stock (other than stock dividends) or any other distribution on account of any class of its stock (other than dividends or distributions payable solely in shares of its stock) which is payable more than 60 days after the date such declaration is made, unless, at the time of such declaration, such dividend complied with this Section 8(c). Guarantor covenants that it will not, and will not permit any of its Subsidiaries to, pay or declare any dividend on any class of its stock (other than stock dividends) or make any other distribution on account of any class of its stock (other than dividends or distributions payable solely in shares of its stock), or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock, or make any Restricted Investments (all of the foregoing being herein called "Restricted Payments") if the aggregate amount of all such Restricted Payments, from and after February 29, 1992, shall exceed the sum of (i) fifty percent (50%) of the aggregate Consolidated Net Income of the Guarantor for the period (taken as one accounting period) commencing on February 29, 1992 and terminating at the end of the last fiscal quarter preceding the date of such Restricted Payment (provided, however, that in the case of any deficit in Consolidated Net Income in any financial reporting period occurring either fully or partly within such period, 100% of the amount of such deficit shall be subtracted from the amount described in clause (i) above) plus (ii) the aggregate net cash proceeds received from the issuance or sale, after February 29, 1992, of capital stock of the Guarantor (provided, however, that for purposes of clause (ii), such net cash proceeds shall be considered only for a period of one calendar year commencing on the date such proceeds are received by the Guarantor) plus (iii) ten million dollars ($10,000,000). Notwithstanding the foregoing, no Restricted Payment shall be made unless, after giving effect thereto, no Default shall have occurred and be continuing. There shall not be included in the limitation upon Restricted Payments (a) any dividends paid by any Subsidiary of the Guarantor to its corporate parent which is also a Subsidiary of the Guarantor or (b) to the Guarantor.

    (d) Lien, Debt and Other Restrictions. Guarantor covenants that it will not, and will not permit any Subsidiary to:

        (i) Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except without double-counting, any of the following (the "Permitted Liens"):

    (a) Liens for Taxes, not yet due and delinquent or which are being actively contested in good faith by appropriate proceedings, provided that the existence of such Liens does not affect the Guarantor's or its Subsidiaries' good and marketable title to or use or enjoyment of the property or assets burdened by such Liens,

    (b) other Liens arising in the ordinary course of its business or the ownership of its property and assets (including easements and similar encumbrances) which were not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or assets, and which do not in the aggregate materially interfere with the operation of its business and will not cause a Material Adverse Effect,

    (c) any Lien existing on any property of any corporation at the time it becomes a Subsidiary, provided that (a) any such Lien shall not encumber any other property of the Guarantor or such Subsidiary, and (b) the aggregate amount of Debt secured by such Lien shall not at any time exceed 75 of the fair market value of such property,

    (d) any Lien on any property acquired, constructed or improved by the Guarantor or a Subsidiary after the date hereof and created contemporaneously with or within 12 months of such acquisition, completion of construction or improvement to secure Debt assumed or incurred to finance up to 75% of the purchase price or cost of construction or improvement of such property, but such Lien shall cover only the property so acquired or constructed and any improvements thereto, and

    (e) Liens existing on the date hereof and disclosed in the most recent financial statements described in Section 6(f) hereof,

    (f) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed and such Liens are contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and provided further that the existence of such Liens does not affect the Guarantor's or its Subsidiaries' title to or use or enjoyment of the property or assets burdened by such Liens,

    (g) any Lien described in clauses (c), (d) or (e) above resulting from renewing, extending or refunding outstanding Secured Debt provided that the principal amount of the Secured Debt secured thereby is not increased and the Lien is not extended to any other property, and

    (h) any other Liens incurred in connection with the borrowing of money or any other Liens, provided that immediately thereafter the aggregate amount of Debt secured by Liens incurred pursuant to this clause (h) does not at any time exceed five percent (5.0%) of Consolidated Net Tangible Assets.

        (ii) Funded Debt -- Other than for the Guaranteed Debt by the Guarantor of Sunbelt's Debt to (i) Standard Chartered Bank under a line of credit in the amount of $5,OO0,000 and (ii) Texas Commerce Bank, National Association under a line of credit in the amount of $5,000,000 (the "Sunbelt Debt Guarantee"), create, incur, assume or suffer to come into existence any additional Funded Debt unless after giving effect thereto (i) Senior Funded Debt is less than 50% of Consolidated Net Tangible Assets and (ii) all Funded Debt in the aggregate is less than sixty percent (60%) of Consolidated Net Tangible Assets. With respect to Subsidiaries which are not Guarantors, create, incur, assume or suffer to come into existence any additional Funded Debt by such Subsidiaries unless after giving effect thereto all Funded Debt by such Subsidiaries in the aggregate is less than 70% of Consolidated Net Tangible Assets of such Subsidiaries. As used in this paragraph 8(ii), (A) prior to demand being made upon the Guarantor to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Senior Funded Debt) shall only include the Guaranteed Debt of Sunbelt to the extent the aggregate amount of such Guaranteed Debt of Sunbelt exceeds the sum of Sunbelt's Cash Equivalents, and (B) from and after demand being made upon the Guarantor to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Senior Funded Debt) shall include such Guaranteed Debt of Sunbelt.

        (iii) Short-Term Debt -- Other than for the Sunbelt Debt Guarantee, create, incur, assume or suffer to exist any Short-Term Debt, other than any Short-Term Debt which is incurred in the ordinary course of business, provided that there shall be a period of at least 45 consecutive days during each fiscal year in which such Short-Term Debt is paid down to an amount that would have been permitted under Section 8(d)(ii) were such Short-Term Debt to be treated as Funded Debt; provided, however, that as used in this paragraph 8(d)(iii), (A) prior to demand being made upon the Guarantor to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Short-Term Debt) shall only include the Guaranteed Debt of Sunbelt to the extent the aggregate amount of such Guaranteed Debt of Sunbelt exceeds the sum of Sunbelt's Cash Equivalents, and (B) from and after demand being made upon the Guarantor to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Short-Term Debt) shall include such Guaranteed Debt of Sunbelt.

        (iv) Subsidiaries' Debt -- Create, incur, assume or suffer to exist any additional Debt unless after giving effect thereto, the aggregate amount of outstanding Debt of the Guarantor's Subsidiaries is less than 10% of Consolidated Net Tangible Assets.

        (v) Maintenance of Fixed Charge Coverage -Permit the ratio of Cash Flow Available for Fixed Charges to Fixed Charges, to be determined on the last day of each fiscal quarter for the preceding 12 months, to be less than (i)
1.3 to 1 for each of the fiscal quarters ending during the period from the date of this Guarantee through February 27, 1993, and (ii) 1.4 to 1 for each fiscal quarter ending thereafter.

        (vi) Limitation on Sale of Assets -- Other than (i) sales in the ordinary course of business, and (ii) the sale by the Guarantor and/or Sunbelt Nursery Group, Inc. of any of the capital stock of Sunbelt (provided the net proceeds of any such sale of stock owned by the Guarantor are used to pay down the Guarantor's bank debt which is pari passu in terms of right to payment with the Obligations), sell or otherwise dispose of in any fiscal year more than 10% of its Consolidated Tangible Assets or sell or otherwise dispose of any of its Consolidated Tangible Assets for less than fair market value.

        (vii) Merger and Consolidation -- Merge or consolidate, provided, however, that:

            (a) the Guarantor may merge or consolidate with or into any other corporation so long as (A) the successor corporation is a United States entity which expressly assumes the Obligation in writing or the Guarantor shall be the continuing or surviving entity, (B) no Default shall have occurred after giving effect to such merger or consolidation, and (C) immediately after giving effect to such merger or consolidation the Guarantor could have incurred an additional $1.00 of Funded Debt pursuant to the provisions of Section 8(d)(ii) hereof, and

            (b) any Subsidiary may merge or consolidate with or into any other corporation so long as, upon such merger or consolidation, (A) the successor corporation becomes a Subsidiary of the Guarantor, (B) no Default shall have occurred after giving effect to such merger or consolidation, and (C) immediately after giving effect to such merger or consolidation such Subsidiary could have incurred an additional $1.00 of Funded Debt pursuant to the provisions of Section 8(d)(ii) hereof, and

            (c) any Subsidiary may merge or consolidate with or into the Guarantor or any other Subsidiary so long as, in any such merger or consolidation involving the Guarantor, the Guarantor shall be the surviving or continuing corporation.

    (e) Investments. Make or permit any of its Subsidiaries to make any Investment, except (i) purchases of majority of the outstanding stock of any corporation, (ii) Investments in Guarantor, any of its Subsidiaries, or any Person that is wholly-owned by Guarantor and/or its Subsidiaries, not to exceed in the aggregate twenty-five million dollars ($25,000,000) (iii) Investments in Cash Equivalents or readily marketable securities having a quoted market value, (iv) Investments in Persons to the extent permitted by
Section 8(c) hereof, (v) Investments in any partnership, corporation or joint venture the sole purpose of which is to obtain land and improvements used in the ordinary course of business of Guarantor or any of its Subsidiaries, which Investments under this subsection (v) shall not exceed $75,000,000 in the aggregate (vi) loans or advances to employees in the ordinary course of business that do not exceed $5,000,000 in the aggregate, (vii) Investments in Sunbelt capital stock or which are loans made by the Guarantor to Sunbelt as a result of the Guarantor's payment of the Guaranteed Debt permitted under
Section 8(g) hereof or are intercompany advances, not exceeding $1,000,000.00, made by the Guarantor to Sunbelt in the ordinary course of business, which advances are promptly repaid by Sunbelt, and (viii) loan participation programs for a period not to exceed seven days with credit risk to companies with long-term debt rating by Standard & Poor's or Moody's of not less than single A.

    (f) Chance in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as conducted on the date hereof.

    (g) Guaranteed Debt. Create, assume or suffer to exist or permit any of its Subsidiaries to create, suffer or exist any Guaranteed Debt except (i) Guaranteed Debt in existence on the date hereof, (ii) Guaranteed Debt that is secured by assets of the primary obligor having a fair market value at least equal to the amount of such Guaranteed Debt, as determined by an independent qualified appraiser selected by Guarantor (which appraisal, at Lessor's or any Subsequent Holder's reasonable request and at Lessor's expense, shall be promptly updated, but such request shall not be made more often than once every 12 months), and (iii) Guaranteed Debt of Guarantor or a Subsidiary on the consolidated balance sheet of Guarantor and its Subsidiaries; Provided, however, that in no event shall the aggregate amount of all consolidated Guaranteed Debt (other than the Guaranteed Debt described in (iii) above) of Guarantor and its Subsidiaries exceed the Consolidated Tangible Net Worth, and (iv) the Sunbelt Debt Guarantee.

    (h) Management and Control. Permit any material change in the Guarantor's management or control of any of its Subsidiaries.

    9. Payments. Each payment by each Guarantor to Lessor under this Guarantee shall be made by transferring the amount thereof in immediately available U.S. funds without set-off or counterclaim. Any and all payments by each of the Guarantors hereunder shall be made free and clear and without deduction for any and all present or future Taxes, excluding, in the case of Lessor, any Subsequent Holder and each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lessor, any Subsequent Holder, or such Bank (as the case may be) is organized or is or should be qualified to do business or any subdivision thereof, and in the case of each Subsequent Holder and each Bank, Taxes imposed on such Subsequent Holder's or such Bank's income by the jurisdiction of such Subsequent Holder's or Bank's lending office or any political subdivision thereof. If Guarantor shall be required to deduct any Taxes (i.e., Taxes for which Guarantor is responsible under the preceding sentence) from or in respect of any sum hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9) such Subsequent Holder and each such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Guarantor shall make such deductions and (iii) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

    10. Costs and Expenses. The Guarantors hereby -agree to pay all reasonable legal and other costs and expenses incurred by Lessor in seeking to protect or enforce any of Lessor's rights or remedies with respect to the Obligations or this Guarantee.

    11. Subrogation. Each of the Guarantors shall not be subrogated, in whole or in part, to Lessor's rights or those of any subsequent assignee or transferee of any of the Obligations until 367 days after all the Obligations to Lessor and every such subsequent assignee or transferee shall have been paid in full and all obligations and commitments of whatever kind or character of the Lessee under the Lease Agreements have been fully discharged and satisfied.

    12. No Waiver, No delay on Lessor's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lessor of any right or remedy shall preclude the other or further exercise thereof or the exercise of any other right or remedy.

    13. Parties; Successors and Assigns. This Guarantee shall inure to the benefit of Lessor and Lessor's successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not delegate any of its duties under this Guarantee without the prior written consent of Lessor or any Person to whom Lessor has assigned this Guarantee. Lessor may assign Lessor's rights and benefits under this Guarantee to any Person, including, without limitation, to any financial institution providing financing to Lessor. Upon any assignment by Lessor of this Guarantee, and upon any subsequent assignment or assignments by Lessor's assignee or future assignees, such assignee or future assignee shall succeed to all of the rights, benefits, remedies and privileges of this Guarantee and shall for all purposes hereof be deemed to be "Lessor" hereunder to the exclusion of the assigning Lessor. Guarantor agrees to make such disclosures and to take such action and execute such instruments as any such assignee or future assignee may reasonably require to more fully protect, preserve and assure to such assignee or future assignee all of the rights, benefits, remedies and privileges provided hereby. In the event that Lessor or any assignee hereof sells participations in any obligation secured by the Lease Agreements to other lenders, each such other lender shall have rights, benefits, remedies and privileges to the same extent as are available to Lessor hereunder.

    14.     Acceleration Events.

    (a) If any one or more of the following events shall occur:

        (i) If an Event of Default shall occur under any Lease Agreement; or

        (ii) If an Event of Default shall occur under the Credit Agreement; or

        (iii) If Guarantor shall fail to pay any part of the Obligations when due; or

        (iv) If any representations or warranties made by Guarantor herein shall be false or misleading in any material respect on the date made; or

        (v) If there shall be a default in the performance or observance of any other term, covenant or condition contained in this Guarantee (other than a default described in subparagraph (iii) above), which default shall continue for more than thirty (30) days; or

        (vi) If an "Event of Default," as defined and provided in (a) the Teachers Agreement, or (b) that certain Revolving Credit Loan Agreement dated as of July 7, 1992 between Guarantor and First Interstate Bank of Texas, N.A., or (c) that certain Revolving Credit Loan Agreement dated July 7, 1992 between Guarantor and Texas Commerce Bank, National Association, (d) that certain Revolving Credit Loan Agreement dated July 7, 1992, between Guarantor and National Westminster Bank, Plc, or (e) in any renewals, extensions, amendments, modifications, replacements, and substitutions of any of the foregoing, shall occur and be continuing for any reason whatsoever;

        (vii) Guarantor or any Subsidiary defaults in any payment on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or Guarantor or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds five million dollars ($5,000,000); then, and in any such event, and in addition to all other rights and remedies at law and in equity available to Lessor and the Agent and Banks (as defined in the Credit Agreement) as a result of such event, Guarantor shall at the election of the Agent or Majority Banks (as defined in the Credit Agreement) immediately pay to the Agent, for the account of Banks, without notice or demand, an amount equal to the sum of (a) the Total Costs outstanding and not reimbursed with respect to all properties covered by all Lease Agreements then in effect, (b) accrued and unpaid interest thereon at the Applicable Rate as set forth in the Lease Agreements, and (c) all other amounts not included within the term Total Cost (as defined in the Lease Agreements) which are then due and payable under the Lease Agreements. All amounts paid by Guarantor to the Agent under this Section 14 shall be immediately deposited in the Collection Account established pursuant to Section 2.02 of the Absolute Assignment of Rents, Income and Leases, dated December 30, 1992 (the "Absolute Assignment") executed by Lessor to the
Agent, and shall be invested, withdrawn and paid in accordance with the provisions of such Absolute Assignment. It is understood that any payments made by Guarantor to Lessor under this Guarantee shall not release or discharge Guarantor from its obligations hereunder until all of the Obligations have been fully and finally paid to Lessor. All amounts payable by Guarantor hereunder shall be credited against amounts otherwise payable by Lessee under the Lease Agreements for the remainder of their respective terms, provided that if any of the Lease Agreements have been terminated or if for any other reason sufficient credits cannot be given to Lessee, then such payments shall nevertheless be retained and applied pursuant to the Absolute Assignment and no further credits shall be given to Lessee.

    (b) Guarantor acknowledges that the execution and delivery of this Guarantee was an express condition to the extension by the Banks of the credit facility to Lessor pursuant to the Credit Agreement, and that such credit facility has enabled Guarantor to open additional stores and expand its business in furtherance of its business plan. Guarantor further acknowledges that this Guarantee has been pledged as additional collateral to the Agent, for the benefit of Agent and Banks, pursuant to the Credit Agreement and that the covenants of Guarantor contained in this Section 14 have been required by the Banks as separate and distinct covenants in addition to the guarantee of the Lease Agreements contained herein. Accordingly, any payment made by Guarantor under this Section 14 shall be deemed to be an agreed guarantee payment without regard to the status of any Lease Agreement or Lessee's rights or obligations thereunder; and in no event and under no circumstance shall any such payment be repayable or refundable to Guarantor for any reason or under any circumstance, and Guarantor agrees to look solely to Lessee under its limited right to subrogation for the recovery of any such sum.

    (c) ALL AMOUNTS PAYABLE BY GUARANTOR UNDER THIS LEASE GUARANTEE ARE PAYABLE WITHOUT OFFSET, COUNTERCLAIM OR DEDUCTION OF WHATEVER KIND AND ARE NOT CONDITIONED UPON, AND CANNOT BE AFFECTED IN ANY WAY BY ANY FUTURE EVENT, OCCURRENCE OR ACTION BY ANY PARTY, AND GUARANTOR UNDERSTANDS AND AGREES THAT ALL SUCH AMOUNTS SHALL BE PAYABLE NOTWITHSTANDING ANY FACT OR CIRCUMSTANCE (INCLUDING WITHOUT LIMITATION THE BANKRUPTCY OF OR A SIMILAR EVENT AFFECTING LESSEE) AT ANY TIME AFFECTING LESSEE OR ANY LEASE AGREEMENT, WHETHER CAUSED OR CONTRIBUTED TO BY LESSEE, LESSOR OR ANY OTHER PARTY.

    15.     Arbitration Program.

    (a) Binding Arbitration. Upon the demand of any party, whether made before or after the institution of any judicial proceeding, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim, or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable, or otherwise) now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with (1) the agreement, document or instrument to which this Arbitration Program is attached or in which it is referred to or any related agreements, documents, or instruments (the "Documents"), (2) all past, present or future loans, notes instruments, drafts, credits, accounts, deposit accounts, safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind whatsoever, (3) any past, present or future incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees, or representatives may be liable, in whole or in part, or (4) any aspect of the past, present or future relationships of the parties including any agency, independent contractor or employment relationship but excluding claims for workers' compensation and unemployment benefits ("Relationship"), Any party to this Arbitration Program may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring any action in court to compel arbitration of any Disputes. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute. The parties agree that by engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce.

    (b) Governing Rules. All Disputes between the parties shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with, and in the following priority: (1) the terms of this Arbitration Program, (2) the Commercial Arbitration Rules of the AAA,
(3) the Federal Arbitration Act (Title 9 of the United States Code) and (4) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. The validity and enforceability of this Arbitration Program shall be determined in accordance with this same order of priority. In the event of any inconsistency between this Arbitration Program and such rules and statutes, this Arbitration Program shall control.
Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or Texas Banking Code Art. 342-609.

    (c) No Waiver; Preservation of Remedies; Multiple Parties. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any party, during any Dispute to seek, use, and employ ancillary or preliminary remedies, judicial or otherwise, for the purpose of realizing upon, preserving, protecting, foreclosing or proceeding under forcible entry and detainer for possession of any real or personal property, and any such action shall not be deemed an election of remedies. Such rights shall include, without limitation, rights and remedies relating to (1) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under a deed of trust, mortgage, or other security agreement or instrument, or applicable law, (2) exercising self-help remedies (including setoff rights) or (3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, less than all, without impairing rights against other liable persons. Nor shall a party be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released.

    (d) Statute of Limitations. All statutes of limitation shall apply to any proceeding in accordance with this Arbitration Program.

    (e) Arbitrator Powers and Qualifications; Awards; Modification or Vacation of Award. Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss.
Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be a practicing attorney licensed to practice law in the State of Texas and shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $1,000,000, a single arbitrator shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall be required to make specific, written findings of fact, and shall have authority to render an award up to but not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving claims or amounts in controversy exceeding $1,000,000 shall be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), the determination of any two of the three arbitrators constituting the determination of the Arbitration Panel, provided, however, that all three Arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law, and in such proceedings before an Arbitration Panel only, the parties shall have the additional right to seek vacation or modification of any award of an Arbitration Panel that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to a Federal or State Court of Appeals, following the entry of judgment on the award in Federal or State District Court, as appropriate. For these purposes, the award and judgment entered by the Federal or State District Court shall be considered to be the same as the award and judgment of the Arbitration Panel. All requirements applicable to appeals from any Federal or State District Court judgment shall be applicable to appeals from judgments entered on decisions rendered by Arbitration Panels. The Appellate Courts shall have the power and authority to vacate or modify an award based upon a determination that there has been an incorrect or erroneous ruling of law.
The Appellate Court shall also have the power to reverse and/or remand the decision of an Arbitration Panel. Subject to the foregoing, the determination of an Arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.

    (f) Other Matters and Miscellaneous. To the maximum extent practicable, the AAA, the Arbitrator (or the Arbitration Panel, as appropriate) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted at one of the following locations in the State of Texas agreed to in writing by the parties or, in the absence of such agreement, selected by the AAA: (1) Austin; (2) Dallas; (3) Fort Worth; (4) Houston; or (5) San Antonio. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could do pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any Arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement. This Arbitration Program constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents or the Relationship, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, Arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party. This Arbitration Program may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Arbitration Program and which is signed by all the parties hereto. If any term, covenant, condition, or provision of this Arbitration Program is found to be unlawful, invalid or unenforceable, such illegality or invalidity or unenforceability shall not affect the legality, validity, or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid, or unenforceable part had not been included. The captions or headings in this Arbitration Program are for convenience of reference only and are not intended to constitute any part of the body or text of this Arbitration Program. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation. To the maximum extent permitted by law, this Arbitration Program modifies and supersedes any and all prior agreements for arbitration between the parties.

    16. Notices. All notices, demands and other communications between Lessor and the Guarantor under this Guarantee shall be in writing, which may include cable, telex or telecopy) and shall be delivered or sent to the address or telex number shown below, or to such other address, telex or telecopy number as either of us may be written notice to the other have designated for such purpose. Any such notice, demand or other communication shall not be effective until actually received.

If to Lessee:            Pier Group, Inc.
                         c/o Bear Stearns
                         245 Park Avenue
                         New York, New York 10167
                         Attention: James D.  Price

If to the Guarantors:    Pier 1 Imports, Inc.
                         301 Commerce Street, Suite 600
                         Fort Worth, Texas 76102
                         Attention: Robert G.  Herndon,
                         Executive Vice President and CFO
                         Telex: 203955
                         Telecopier: 817-332-5727
                         Telephone: 817-878-8000

                         Pier 1 Imports (U.S.), Inc.
                         301 Commerce Street, Suite 600
                         Fort Worth, Texas 76102
                         Attention: Robert G.  Herndon,
                         Executive Vice President and CFO
                         Telex: 203955
                         Telecopier: 817-332-5727
                         Telephone: 817-878-8000

    17.  Term.   This Guarantee is not limited to any particular period of
time but shall continue in full force and effect until all of the Obligations have been fully and finally paid or have been otherwise discharged by Lessor, and the Guarantors shall not be released from any obligations or liability hereunder until such full payment or discharge shall have occurred.

    18. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of Texas. This Guarantee is performable in Tarrant County, Texas, and each of the Guarantors hereby waive the right to be sued elsewhere.

    19. FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
                             GUARANTORS:

                             PIER 1 IMPORTS, INC.


                             By:____________________
                                Robert G.  Herndon,
                                Executive Vice President

                             PIER 1 IMPORTS (U.S.), INC.


                             By:____________________
                                Robert G.  Herndon,
                                Executive Vice President


                             LESSOR:

                             PIER GROUP, INC.


                             By:____________________
                                Robert G.  Herndon,
                                President

Agreed and Accepted as of
the date first above written:

ASSIGNEE:

FIRST INTERSTATE BANK OF
 TEXAS, N.A., as Agent


By:____________________
   Terry R.  Dallas,
   Senior Vice President

                          FIRST AMENDMENT
                               TO
                          LEASE GUARANTEE


    This First Amendment to Lease Guarantee is made effective as of April 28, 1993 by and between Pier 1 Imports, Inc., a Delaware corporation, and Pier 1 Imports (U.S.), Inc. (hereinafter collectively referred to as the "Guarantor"), and Pier Group, Inc., a Delaware corporation ("Lessor").

    WHEREAS, the Guarantor and Lessor entered into that certain Lease Guarantee dated December 30, 1992 (the "Lease Guarantee") relating to leases between Lessor and Pier Imports (U.S.), Inc., and leases between Lessor and Wolfe Nursery, Inc.; and

    WHEREAS, Guarantor has sold (the "Sale") all of its capital stock in Sunbelt Nursery Group, Inc. to a wholly-owned subsidiary of General Host Corporation, a New York corporation ("General Host") in exchange for 1,940,000 shares of common stock of General Host; and

    WHEREAS, the parties desire to amend the Lease Guarantee in certain respects to take into account the terms of the Sale and the Credit Facilities Agreement dated April 28, 1993 between Pier 1 Imports, Inc. and Sunbelt Nursery Group, Inc. executed in connection therewith.

    NOW, THEREFORE, for and in consideration of and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor and Lessor hereby agree as follows:

                                 1.

    Unless otherwise specified herein, terms defined in the Lease Guarantee shall have the same meaning when used herein and all section references refer to sections in the Lease Guarantee.

                                 2.

    The first paragraph on the first page of the Lease Guarantee is amended to read in its entirety as follows:

        WHEREAS, Lessor has entered into and will continue to enter into lease agreements (collectively, the "Lease Agreements," whether now or hereafter in effect), from time to time with Pier Lease, Inc., a Delaware corporation and an affiliate of Guarantor (hereinafter referred to as the "Lessee"); and

                                 3.

    The definitions of "Lessee" and "Restricted Investments" in Section 3 of the Lease Guarantee are amended to read in their entirety as follows:

    "Lessee" shall mean Pier Lease, Inc., a Delaware corporation, and its successors and assigns.

        "Restricted Investments" shall mean any investments in or loans and advances to, other Persons except (i) obligations of the United States government due within one (1) year, (ii) certificates of deposit (including Eurodollar deposits) and bankers' acceptances (from commercial banks having capital resources in excess of $100 million) due within one
    (1) year and payable in U.S. dollars, (iii) commercial paper rated P-l by Moody's or A-l by Standard & Poor's, (iv) debt of any state or political subdivision that is rated A or better by Moody's or Standard' & Poor's and that matures within one (1) year, (v) obligations or securities of a Subsidiary or a corporation which immediately after such purchase or acquisition will be a Subsidiary, (vi) stock or securities received in settlement of debts owing to the Guarantor or any Subsidiary not exceeding $5,000,000.00, including receivables arising from the sale of goods and services in the ordinary course of business of the Guarantor and its Subsidiaries, (vii) travel or like advances to officers and/or employees in the ordinary course of business and loans to officers and/or employees made on or before May 24, 1991 for the purchase of capital stock of the Guarantor (including the capitalization of up to one-half of the accrued interest on such loans to officers and/or employees), with all such travel or like advances and loans not exceeding $10,000,000.00 in the aggregate,
    (viii) not more than 1,940,000 shares of the common stock of General Host Corporation, a New York corporation, plus any additional shares which are received as a result of stock dividends, stock split or combination of shares, recapitalization, reclassification, merger or similar capital or corporate structure change, (ix) any loans or guaranties made by the Guarantor or any of its Subsidiaries to or for the benefit of Sunbelt or any of its Subsidiaries not exceeding an aggregate principal amount of $12,000,000 at any one time outstanding, (x) any loan participation program(s) for a period not to exceed seven (7) days with credit risk to companies with long-term debt rating by Standard & Poor's or Moody's of not less than single A, (xi) any loans or guaranties made by the Guarantor or any of its Subsidiaries to or for the benefit of Pier Retail Group Limited, a company organized under the laws of the United Kingdom, not exceeding an aggregate principal amount of $6,500,000 at any one time outstanding, and (xii) any stock or securities of Sunbelt which the Guarantor or any of its Subsidiaries acquires through the exercise of its remedies with respect to any lien or security interest held by Guarantor or any of its Subsidiaries on such stock or securities.

                                 4.

    Section 8(d)(ii) of the Lease Guarantee is amended to read in its entirety as follows:

        (ii) Funded Debt -- Other than for the Guaranteed Debt by the Guarantor or any of its Subsidiaries described in subsection (ix) of the definition of "Restricted Investments" in Section 3 hereof (the "Sunbelt Debt Guarantee"), create, incur, assume or suffer to come into existence any additional Funded Debt unless after giving effect thereto (i) Senior Funded Debt is less than 50% of Consolidated Net Tangible Assets and
    (ii) all Funded Debt in the aggregate is less than sixty percent (60%) of Consolidated Net Tangible Assets. With respect to Subsidiaries which are not Guarantors, create, incur, assume or suffer to come into existence any additional Funded Debt by such Subsidiaries unless after giving effect thereto all Funded Debt by such Subsidiaries in the aggregate is less than 70% of Consolidated Net Tangible Assets of such Subsidiaries. As used in this paragraph 8(ii), (A) prior to demand being made upon the Guarantor to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Senior Funded Debt) shall only include the Guaranteed Debt of Sunbelt to the extent the aggregate amount of such Guaranteed Debt of Sunbelt exceeds the sum of Sunbelt's Cash Equivalents, and (B) from and after demand being made upon the Guarantor to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Senior Funded Debt) shall include such Guaranteed Debt of Sunbelt.

                                 5.

    Section 8(e) of the Lease Guarantee is amended to read in its entirety as follows:

        (e) Investments. Make or permit any of its Subsidiaries to make any Investment, except (i) purchases of majority of the outstanding stock of any corporation, (ii) Investments in Guarantor, any of its Subsidiaries, or any Person that is wholly-owned by Guarantor and/or its Subsidiaries, not to exceed in the aggregate twenty-five million dollars ($25,000,000)
    (iii) Investments in Cash Equivalents or readily marketable securities having a quoted market value, (iv) Investments in Persons to the extent permitted by Section 8(c) hereof, (v) Investments in any partnership, corporation or joint venture the sole purpose of which is to obtain land and improvements used in the ordinary course of business of Guarantor or any of its Subsidiaries, which Investments under this subsection (v) shall not exceed $75,000,000 in the aggregate, (vi) loans or advances to employees in the ordinary course of business that do not exceed $5,000,000 in the aggregate, (vii) any loan or guaranties made by Guarantor or any of its Subsidiaries to or for the benefit of Sunbelt or any of its Subsidiaries not exceeding an aggregate principal amount of $12,000,000 at any one time outstanding, (viii) any loans or guaranties made by Guarantor or any of its Subsidiaries to or for the benefit of Pier Retail Group Limited not exceeding an aggregate principal amount of $6,500,000 at any one time outstanding, (ix) any stock or securities of Sunbelt which Guarantor or any of it Subsidiaries acquires through foreclosure of any lien or security interest held by Guarantor or any of its Subsidiaries on such stock or securities, and (x) loan participation programs for a period not to exceed seven days with credit risk to companies with long-term debt rating by Standard Poor's or Moody's of not less than single A.

                                 6.

    Section 8(g) of the Lease Guarantee is amended to read in its entirety as follows:

        (g) Guaranteed Debt. Create, assume or suffer to exist or permit any of its Subsidiaries to create, suffer or exist any Guaranteed Debt except (i) Guaranteed Debt in existence on the date hereof, (ii) Guaranteed Debt that is secured by assets of the primary obligor having a fair market value at least equal to the amount of such Guaranteed Debt, as determined by an independent qualified appraiser selected by Guarantor (which appraisal, at Lessor's or any Subsequent Holder's reasonable request and at Lessor's expense, shall be promptly updated, but such request shall not be made more often than once every 12 months), and (iii) Guaranteed Debt of Guarantor or a Subsidiary on the consolidated balance sheet of Guarantor and its Subsidiaries; provided, however, that in no event shall the aggregate amount of all consolidated Guaranteed Debt (other than the Guaranteed Debt described in (iii) above) of Guarantor and its Subsidiaries exceed the Consolidated Tangible Net Worth, (iv) the Sunbelt Debt Guarantee and (v) any Guaranteed Debt by Guarantor or any of its Subsidiaries described in subsection (xi) of the definition of "Restricted Investments" in Section 3 hereof.

                                 7.

    The effectiveness of this First Amendment is subject to the conditions precedent that the Lessor shall have received Officers' Certificates, dated the date hereof, certifying inter alia:

            (a) a true and correct copy of the resolutions adopted by the Board of Directors or Executive Committees of Guarantor;

            (b) the incumbency and specimen signatures of the Persons executing any documents on behalf of each of the Guarantors;

            (c) the truth as of the date first written above of the representations and warranties made by Guarantors in the Lease Guarantee, as amended hereby; and

            (d) the absence of the occurrence and continuance of any Default or Event of Default after giving effect to this First Amendment.

                                 8.

    Except as amended above, the Lease Guarantee is ratified and confirmed and shall remain in full force and effect.

                                 9.

    This First Amendment to Lease Guarantee shall be binding upon and inure to the benefit of the parties and their successors and assigns.

                                 10.

    THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease Guarantee to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                          GUARANTOR:

                                          PIER 1 IMPORTS, INC.


                                          By:_____________________
                                              Robert G. Herndon,
                                              Executive Vice President

                                          PIER 1 IMPORTS (U.S.), INC.


                                          By:_____________________
                                              Robert G. Herndon,
                                              Executive Vice President

                                          LESSOR:

                                          PIER GROUP, INC.


                                          By:_____________________
                                             George Mihalko,
                                             President

Agreed and Accepted as of
the date first above written:

ASSIGNEE:

FIRST INTERSTATE BANK OF
  TEXAS, N.A., as Agent


By:_______________________
   Terry R. Dallas,
   Senior Vice President

                     SECOND AMENDMENT TO LEASE GUARANTEE

    This Second Amendment to Lease Guarantee (hereinafter referred to as "this Amendment") is entered into as of the 25th day of February, 1994, among PIER
1 IMPORTS, INC., a Delaware corporation, and PIER 1 IMPORTS (U.S.), INC., a Delaware corporation, (Pier 1 Imports, Inc. and Pier 1 Imports (U.S.), Inc. are hereinafter collectively referred to as the "Guarantors" and individually referred to as a "Guarantor") and PIER GROUP, INC., a Delaware corporation ("Lessor").

    WHEREAS, Guarantors and Lessor previously entered into a Lease Guarantee (the "Lease Guarantee") dated December 30, 1992, whereby Guarantors guaranteed the full payment and performance when due of all rent, indebtedness, and obligations now or hereafter existing or owing to Lessor pursuant to lease agreements from time to time entered into by Pier Lease, Inc., a Delaware corporation;

    WHEREAS, the Lease Guarantee was amended by a First Amendment to Lease Guarantee dated as of April 28, 1993 (the "First Amendment");

    WHEREAS, Guarantors and Lessor have agreed to amend the Lease Guarantee as more fully set forth hereinafter;

    NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors and the Lessor agree as follows:

    1. Subsection (v) of Section 8(d) of the Lease Guarantee is hereby amended to read as follows:

        (v) Maintenance of Fixed Charge Coverage -- Permit the ratio of Cash Flow Available for Fixed Charges to Fixed Charges, to be determined on the last day of each fiscal quarter for the preceding 12 months, to be less than (i) 1.3 to 1 for each of the fiscal quarters ending during the period from the date of this Guarantee through February 27, 1993, (ii)
    1.4 to 1 for each of the fiscal quarters ending during the period from February 28, 1993, through February 25, 1994, (iii) 1.2 to 1 for each of the fiscal quarters ending during the period from February 26, 1994, to November 30, 1994, and (iv) 1.25 to 1 for each fiscal quarter ending thereafter.

    2. Except as herein specifically amended and modified the Lease Guarantee and First Amendment is unchanged and continues in full force and effect.

    3. Each Guarantor hereby consents and agrees to this Amendment and each Guarantor hereby confirms and ratifies the Lease Guarantee's and First Amendment's existence and each and every term, condition, and covenant therein contained, to the same extent and as though the same were set forth herein in full.

    4. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

    5. The Lease Guarantee, First Amendment and this Amendment constitute a "Loan Agreement" as defined in Section 26.02(a) of the Texas Business and Commerce Code, represent the final and entire agreement and understanding among the Guarantors and the Lessor relating to the subject matter hereof and thereof, supersede all prior proposals, agreements and understandings relating to the subject matter and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                     GUARANTORS:

                                     PIER 1 IMPORTS, INC.


                                     By:__________________________
                                           Robert G. Herndon,
                                           Executive Vice President

                                     PIER 1 IMPORTS (U.S.), INC.


                                     By:___________________________
																																								Robert G. Herndon,
                                        Executive Vice President


                                     LESSOR:

                                     PIER GROUP, INC.


                                     By:___________________________
                                        George R. Mihalko, President

AGREED AND ACCEPTED as of the date first above written:

                                     ASSIGNEE:

                                     FIRST INTERSTATE BANK OF TEXAS, N.A.,
                                     as Agent


                                     By:___________________________
                                     Name:_________________________
                                     Title:________________________